UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018 (June 14, 2018)

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-37785 (Commission File Number)	11-3651945 (I.R.S. Employer Identification No.)

2801 Gateway Drive; Suite 150

Irving, TX 75063

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

On June 14, 2018, Reata Pharmaceuticals, Inc. (“Reata”) entered into an Amended and Restated Loan and Security Agreement (the “Restated Agreement”) with Oxford Finance LLC, as the collateral agent and a lender (“Oxford”), and Silicon Valley Bank, as a lender (together with Oxford, the “Lenders”), which amended and restated the Loan and Security Agreement entered into among Reata and the Lenders on March 31, 2017, as amended on November 3, 2017 (the “Loan Agreement”). Under the terms of the Loan Agreement, Reata borrowed $20 million (the “Term A Loan”) from the Lenders on March 31, 2017, and had the right to borrow either an additional $20 million or, upon the achievement of a certain milestone, $25 million (the “Term B Loan” and, collectively with the Term A Loan, the “Term Loans”).

Under the Restated Agreement, the Term A Loan was increased from $20 million to $80 million, pursuant to which Reata borrowed an additional $60 million on June 14, 2018, which resulted in an outstanding principal balance of $80 million under the Term A Loan at June 14, 2018. The Term B Loan availability was increased to $45 million, which may be drawn within 30 days, but no later than December 31, 2019, after the achievement of the Trial Milestone Date. The “Trial Milestone Date” means the earlier of the date that Reata achieves (i) positive topline registrational data of bardoxolone methyl in chronic kidney disease caused by Alport syndrome (the ongoing CARDINAL trial) or (ii) positive topline registrational data of omaveloxolone in Friedreich’s Ataxia (the ongoing MOXIe trial).

With respect to the Term A Loan, Reata will make interest-only payments monthly, commencing on August 1, 2018, through June 1, 2020, then begin amortizing the Term A Loan monthly from July 1, 2020 through June 1, 2023 (the “Maturity Date”). If the Term B Loan is drawn, the Restated Agreement provides that Reata will make interest-only payments monthly with respect to both the Term A Loan and the Term B Loan through June 1, 2021, then begin amortizing the Term A Loan and the Term B Loan monthly from July 1, 2021, through the Maturity Date.

The Term Loans will bear interest at a floating per annum rate equal to the sum of (i) the greater of (x) the 30-day U.S. Dollar LIBOR rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, which shall not exceed 4.50%, and (y) 1.91% plus (ii) 7.79%. Notwithstanding the foregoing, the interest rate shall not be less than 9.70% nor greater than 12.29%.

Reata will be required to make a final payment of 6.50% of the principal amount of the Term A Loan and 4.00% of the Term B Loan, payable on the earliest of (i) the Maturity Date, (ii) the acceleration of any Term Loan, or (iii) the prepayment of a Term Loan. Reata may prepay all, but not less than all, of the borrowed amounts under either the Term A Loan or the Term B Loan upon 10 days’ advance written notice to the Lenders, provided that Reata will be obligated to pay a prepayment fee under either the Term A Loan or the Term B Loan equal to (i) the aggregate amount of interest that Reata would have paid through the Maturity Date (at the interest rate in effect on the date of repayment) of the applicable Term Loan prepaid on or before the first anniversary of the applicable funding date, (ii) 4.00% of the applicable Term Loan prepaid after the first anniversary date and on or before the second anniversary of the applicable funding date, (iii) 3.00% of the applicable Term Loan prepaid after the second anniversary date and on or before the third anniversary of the applicable funding date, and (iv) 1.50% of the applicable Term Loan prepaid after the third anniversary date and on or before the fourth anniversary of the applicable funding date (each, a “Prepayment Fee”). If Reata is entitled to draw the Term B Loan, but does not draw the Term B Loan within a certain timeframe, then Reata will pay a non-utilization fee of $450,000.

Reata’s obligations under the Restated Agreement are secured by substantially all of Reata’s current and future assets, including its owned intellectual property.

While any amounts are outstanding under the Restated Agreement, Reata is subject to a number of affirmative and restrictive covenants, including covenants regarding dispositions of property, business combinations or acquisitions, incurrence of additional indebtedness, and transactions with affiliates, among other customary covenants. Reata is also restricted from paying dividends or making other distributions or payments on its capital stock, subject to limited exceptions. There are no financial covenants in the Restated Agreement, except Reata and its guarantors (if any) are collectively required to maintain at least $15 million in cash and cash equivalents.

Upon the occurrence of certain events, including but not limited to Reata’s failure to satisfy its payment obligations under the Restated Agreement, the breach of certain of its other covenants under the Restated Agreement, or the occurrence of a material adverse change, the collateral agent will have the right, among other remedies, to declare all principal and interest immediately due and payable, and the Lenders will have the right to receive the final payment fee and, if the payment of principal and interest is due prior to the Maturity Date, the applicable Prepayment Fee.

Reata paid approximately $2,190,000 in aggregate fees and expenses in connection with entering into the Restated Agreement.

The foregoing is only a summary of the material terms of the Restated Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Restated Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein in its entirety.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1

Amended and Restated Loan and Security Agreement, dated as of June 14, 2018, by and among Reata Pharmaceuticals, Inc., as borrower, Oxford Finance LLC, as the collateral agent and a lender, and Silicon Valley Bank, as a lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: June 14, 2018	By:	/s/ Jason D. Wilson
Jason D. Wilson
Chief Financial Officer

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